Exhibit 99.1

Unaudited Condensed Consolidated
Financial Statements
PPL Gas Utilities Corporation and Subsidiaries
June 30, 2008 and 2007

INDEX

Page

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Condensed Consolidated Statements of Income for the six months ended June 30, 2008 and 2007	1

Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2008 and 2007	2

Condensed Consolidated Balance Sheet at June 30, 2008	3

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)	5

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30,
PPL Gas Utilities Corporation and Subsidiaries
(Unaudited)
(Thousands of Dollars)

	2008	2007
Operating Revenues
Utility
Natural gas sales	$91,851	$100,487
Natural gas sales — off-system	12,609	9,544
Natural gas transportation	8,400	7,369
Natural gas storage	4,159	4,074
Propane sales	18,330	15,985
Other	768	532

Total	136,117	137,991

Operating Expenses
Operation
Natural gas purchases	65,105	74,328
Natural gas purchases — off-system	12,151	9,469
Propane purchases	13,264	10,541
Other operation, maintenance and administrative	26,230	25,550
Depreciation	4,817	4,540
Taxes, other than income	322	402
Other	302	317

Total	122,191	125,147

Operating Income	13,926	12,844

Other Income	251	108

Interest Expense	841	181

Interest Expense with Affiliates	2,201	2,203

Income Before Income Taxes	11,135	10,568

Income Taxes	5,377	5,401

Net Income	$5,758	$5,167

The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of the financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30,
PPL Gas Utilities Corporation and Subsidiaries
(Unaudited)
(Thousands of Dollars)

	2008	2007
Cash Flows from Operating Activities
Net income	$5,758	$5,167
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	4,817	4,540
Deferred income taxes and investment tax credits	2,266	(3,208)
Defined benefits	984	951
Environmental remediation provision	(35)	4,723
Regulatory assets		(3,945)
Other	595	534
Change in current assets and current liabilities
Accounts receivable	(879)	123
Accounts receivable with affiliates	495	937
Materials and supplies	(256)	(287)
Natural gas in storage and propane	5,469	6,861
Accounts payable	(1,922)	(2,763)
Accounts payable to affiliates	(1,251)	(134)
Taxes	(5,520)	625
Natural gas recoveries in excess of costs	(3,063)	9,696
Other	62	(171)
Other operating activities
Other assets	391	35
Other liabilities	(362)	(118)

Net cash provided by operating activities	7,549	23,566

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(6,171)	(6,582)
Proceeds from the sale of assets	220	210

Net cash used in investing activities	(5,951)	(6,372)

Cash Flows from Financing Activities
Payment of common stock dividends to PPL	(5,000)	(4,000)
Net increase (decrease) in short-term debt with affiliates	2,230	(13,355)

Net cash used in financing activities	(2,770)	(17,355)

Net Decrease in Cash and Cash Equivalents	(1,172)	(161)
Cash and Cash Equivalents at Beginning of Period	2,791	1,592

Cash and Cash Equivalents at End of Period	$1,619	$1,431

The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of the financial statements.

CONDENSED CONSOLIDATED BALANCE SHEET AT JUNE 30, 2008
PPL Gas Utilities Corporation and Subsidiaries
(Unaudited)
(Thousands of Dollars)
Assets

Current Assets
Cash and cash equivalents	$1,619
Accounts receivable (less reserve: $2,559)
Customer	14,929
Other	1,905
Accounts receivable from affiliates	3,029
Unbilled revenues	3,157
Inventory
Natural gas in storage and propane	9,491
Materials and supplies	2,824
Prepayments	5,604
Deferred income taxes	8,402
Other	2,005

Total Current Assets	52,965

Property, Plant and Equipment
Plant in service
Natural gas	304,355
Propane	13,717

318,072
Less: accumulated depreciation	100,339

217,733
Construction work in progress	4,581
Natural gas stored underground	5,341

Total Property, Plant and Equipment	227,655

Regulatory and Other Noncurrent Assets
Regulatory assets	28,481
Goodwill	55,480
Other intangibles	3,870
Other	188

Total Regulatory and Other Noncurrent Assets	88,019

Total Assets	$368,639

The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of the financial statements.

CONDENSED CONSOLIDATED BALANCE SHEET AT JUNE 30, 2008
PPL Gas Utilities Corporation and Subsidiaries
(Unaudited)
(Thousands of Dollars)
Liabilities and Equity

Current Liabilities
Short-term debt with affiliates	$36,152
Long-term debt	10,000
Long-term debt with affiliates	56,500
Accounts payable	15,215
Accounts payable to affiliates	2,590
Taxes	869
Natural gas recoveries in excess of costs	2,412
Other	7,953

Total Current Liabilities	131,691

Deferred Credits and Other Noncurrent Liabilities
Deferred income taxes and investment tax credits	39,691
Defined benefit obligations	16,506
Accrued environmental costs	5,115
Other	641

Total Deferred Credits and Other Noncurrent Liabilities	61,953

Commitments and Contingent Liabilities

Shareowner’s Equity
Common stock — $0.01 par value (a)
Additional paid-in capital	151,928
Earnings reinvested	23,822
Accumulated other comprehensive loss	(755)

Total Shareowner’s Equity	174,995

Total Liabilities and Equity	$368,639

(a)	100 shares authorized and outstanding.
The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of the financial statements.

PPL Gas Utilities Corporation and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited)
Dollars are in thousands, unless otherwise noted.
1.	Interim Financial Statements
PPL Gas Utilities Corporation (PPL Gas Utilities) is not required to file its financial statements with the Securities and Exchange Commission. However, the accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X, with the exception of including only those balance sheet and income statement periods specified in the definitive sales agreement (as noted below.) Therefore, the condensed consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the U.S. for complete financial statements. In the opinion of management, all adjustments (including normal and recurring accruals) considered necessary for a fair presentation in accordance with accounting principles generally accepted in the U.S. are reflected in the condensed consolidated financial statements. The condensed consolidated financial statements and notes thereto should be read in conjunction with the financial statements and notes contained in PPL Gas Utilities’ annual financial statements for the year ended December 31, 2007. The results of operations for the six months ended June 30, 2008, are not necessarily indicative of the results to be expected for the full year ending December 31, 2008, or other future periods, because results for interim periods can be disproportionately influenced by various factors and developments and seasonal variations.
In 2007, PPL Corporation (PPL) announced its intention to sell PPL Gas Utilities. In March 2008, PPL signed a definitive agreement to sell PPL Gas Utilities for $268 million in cash, adjusted for working capital, pursuant to a stock purchase agreement. This sale was completed in October 2008, following the receipt of necessary regulatory approvals. PPL received proceeds of $303 million after adjusting for working capital.
2.	Summary of Significant Accounting Policies
Comprehensive Income
For the six months ended June 30, 2008 and 2007, PPL Gas Utilities’ net income approximates comprehensive income.
New Accounting Standards
EITF 06-4
On January 1, 2008, PPL Gas Utilities adopted Emerging Issues Task Force (EITF) 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements.” This guidance requires the deferred-compensation or postretirement benefit aspects of an endorsement-type split-dollar life insurance arrangement to be recognized as a liability. Upon adoption, PPL Gas Utilities recorded a liability of $291 with an offsetting cumulative-effect adjustment to “Earnings reinvested.”
SFAS 157, as amended
In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 157 “Fair Value Measurements.” SFAS 157 provides a definition of fair value as well as a framework for measuring fair value. In addition, SFAS 157 expands the fair value disclosure requirements of other accounting pronouncements to require, among other things, disclosure of the methods and assumptions used to measure fair value as well as the earnings impact of certain fair value measurement techniques. SFAS 157 excludes from its scope fair value measurements related to stock-based compensation.

In February 2008, the FASB amended SFAS 157 through the issuance of FASB Staff Position (FSP) FAS 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurement for Purposes of Lease Classification or Measurement Under Statement 13,” and FSP FAS 157-2, “Effective Date of FASB Statement No. 157.” FSP FAS 157-1 was effective upon the initial adoption of SFAS 157 and amends SFAS 157 to exclude from its scope certain accounting pronouncements that address fair value measurements associated with leases. FSP FAS 157-2 was effective upon issuance and delays the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, for nonfinancial assets and nonfinancial liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).
PPL Gas Utilities adopted SFAS 157, as amended by FSP FAS 157-1 and FSP FAS 157-2, prospectively, effective January 1, 2008. Limited retrospective application for financial instruments that were previously measured at fair value in accordance with footnote 3 of EITF Issue No. 02-3, “Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities,” was not required. The January 1, 2008 adoption did not have a significant impact on PPL Gas Utilities. As permitted by this guidance, PPL Gas Utilities will apply SFAS 157, as amended, prospectively effective January 1, 2009, to nonfinancial assets and nonfinancial liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis. PPL Gas Utilities is in the process of evaluating the impact of applying SFAS 157, as amended, to these items. The potential impact of this application is not yet determinable, but it could be material.
In October 2008, the FASB amended SFAS 157 through the issuance of FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” which was effective upon issuance, including prior periods for which financial statements have not been issued. FSP FAS 157-3 amends SFAS 157 to clarify its application in a market that is not active. PPL Gas Utilities adopted FSP FAS 157-3, prospectively, effective July 1, 2008.
PPL Gas Utilities’ election to defer the effective date of this standard for eligible assets and liabilities had an insignificant impact on its 2008 financial statements.
SFAS 159
In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115.” SFAS 159 provides entities with an option to measure, upon adoption of this standard and at specified election dates, certain financial assets and liabilities at fair value, including available-for-sale and held-to-maturity securities, as well as other eligible items. The fair value option (i) may be applied on an instrument-by-instrument basis, with a few exceptions, (ii) is irrevocable (unless a new election date occurs), and (iii) is applied to an entire instrument and not to only specified risks, cash flows, or portions of that instrument. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.
SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between similar assets and liabilities measured using different attributes. Upon adoption of SFAS 159, an entity may elect the fair value option for eligible items that exist at that date and must report the effect of the first remeasurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings.
PPL Gas Utilities adopted SFAS 159 effective January 1, 2008. PPL Gas Utilities did not elect the fair value option for eligible items; therefore, the January 1, 2008 adoption did not have an impact on PPL Gas Utilities. However, if the fair value option is elected for eligible items in periods subsequent to the initial adoption, the impact could be material.

3.	Income Taxes
Reconciliations of effective income tax rates are:

	Six Months Ended June 30,
	2008	2007
Reconciliation of Income Tax Expense
Indicated federal income tax on “Income Before Income Taxes” at statutory tax rate - 35%	$3,897	$3,699

Increase (decrease) due to:
State income taxes	805	777
Pension and post-retirement not normalized	446	416
Depreciation not normalized	279	567
Other	(50)	(58)

	1,480	1,702

Total income tax expense	$5,377	$5,401

Effective income tax rate	48.3%	51.1%
Based on a tax sharing policy, PPL Gas Utilities or its subsidiaries indirectly or directly file tax returns in two major tax jurisdictions. With a few exceptions, at September 30, 2008, these jurisdictions, as well as the tax years that are no longer subject to examination, were as follows:

U.S. (federal)	1997 and prior
Pennsylvania (state)	2002 and prior
4.	Defined Benefits
Net periodic defined benefit costs were:

	Six Months Ended June 30,
	Pension		Other Postretirement Benefits
	2008	2007	2008	2007

Service cost	$706	$713	$117	$90
Interest cost	1,550	1,468	296	247
Expected return on plan assets	(1,733)	(1,734)	(5)	(18)
Amortization of:
Prior service cost	100	101	46	56
Actuarial loss	22	132	121	77

Net periodic defined benefit costs	$645	$680	$575	$452

5.	Long-term Debt
At June 30, 2008, PPL Gas Utilities had $10,000 of 8.70% Senior Notes outstanding that were scheduled to mature in December 2022. In August 2008, PPL Gas Utilities prepaid the $10,000 aggregate principal amount of these notes and incurred a premium of $3,261 in connection with the prepayment. As a result of the prepayment, this debt was classified as current at June 30, 2008.
See Note 7 for information on “Long-term Debt with Affiliates.”

6.	Commitments and Contingencies
Environmental Matters
Superfund and Other Remediation
PPL Gas Utilities has been investigating and remediating several sites that were not being addressed under another regulatory program such as Superfund (federal environmental legislation that addresses remediation of contaminated sites; states also have similar statutes), but for which PPL Gas Utilities may be liable for remediation. These include all currently owned coal gas manufacturing facilities, potential mercury contamination from natural gas meters and regulators at PPL Gas Utilities’ sites and plugging of abandoned wells by PPL Gas Utilities. Sites previously owned by PPL Gas Utilities, but not under current ownership, are included only if PPL Gas Utilities is aware of any claim by a third party or has received notice from a government agency regarding the site. If any governmental notice or third party claim has been made or threatened with respect to such unowned sites, and there is no cost-sharing agreement in place, then PPL Gas Utilities has assumed that it will be responsible for the entire investigation and remediation cost. For all sites, (owned and unowned) where there is a cost-sharing agreement, PPL Gas Utilities’ share of the projected costs under the agreement has been assumed. At June 30, 2008, the accrued balance for PPL Gas Utilities’ portion of projected investigation and remediation costs was $8,135 of which $3,078 has been classified in current liabilities “Other” on the Balance Sheet. “Regulatory assets” include $2,368 for the portion that relates to well-plugging costs. These costs reflect remaining exposures after the consideration of insurance settlements that have been reached for many of these sites in prior periods. The remediation liability has not been discounted. The costs have been calculated assuming that all known or suspected source areas will be remediated and remediation will be done under Pennsylvania’s Act 2 or under an applicable agency consent order or agreement. The costs are based on PPL Gas Utilities’ experience with similar sites and based on site-specific information. However, the costs of remediation and other liabilities could be substantially higher than currently projected if ongoing investigations show additional source areas or unexpected levels of contamination. PPL Gas Utilities also could incur other non-remediation costs at sites included in the consent orders or other contaminated sites and could incur remediation and non-remediation costs at sites that have either not been included as explained above or at sites presently unknown, the costs of which are not now determinable, but could be significant.
The Environmental Protection Agency (EPA) is evaluating the risks associated with naphthalene, a chemical by-product of coal gas manufacturing operations. As a result of the EPA’s evaluation, individual states may establish stricter standards for water quality and soil clean-up. This could require PPL Gas Utilities to take more extensive assessment and remedial actions at former coal gas manufacturing facilities. The costs to PPL Gas Utilities of complying with any such requirements or any other new regulatory requirements imposed by the EPA or any state agency are not now determinable, but could be significant.
Gas Seepage
PPL Gas Utilities owns and operates the Meeker gas storage field and has a partial ownership interest in the Tioga gas storage field, both located in north-central Pennsylvania. There continues to be an issue with natural gas observed in several drinking water wells that the Pennsylvania Department of Environmental Protection (DEP) has been working to address. The Pennsylvania DEP has raised concerns that potential leakage of natural gas from the Tioga gas storage field could be contributing to this issue. To help determine the cause of the natural gas in the potable water wells, the Pennsylvania DEP enlisted the services of the U.S. Geological Survey Department. The results of the U.S. Geological Survey study were published in mid-2007 and indicate that natural gas in the groundwater in the area, including in certain residential wells, may be due in part to natural gas stored in the storage fields. PPL Gas Utilities is working with the Pennsylvania DEP and the co-owner/operator of the Tioga field to develop a comprehensive study to determine whether natural gas in the wells is, in fact, due to storage field operations. In the interim, pending completion of a more detailed study of the issue, PPL Gas Utilities and the co-owner of the Tioga storage field are sampling potable water wells within an agreed-upon program area and are installing water treatment systems on any wells in which natural gas exceeds 20 parts per million with approval of the property owner. At June 30, 2008, the accrued balance for such costs was insignificant. The costs of the broader study and any required mitigation actions are not now determinable, but could be significant.
General
PPL Gas Utilities is subject to environmental permits. As of June 30, 2008, PPL Gas Utilities was in compliance with the requirements of these permits.

7.	Related Party Transactions
The Balance Sheet reflects the following balances with related parties: “Accounts receivable from affiliates,” “Short-term debt with affiliates,” “Accounts payable to affiliates” and “Long-term debt with affiliates.”
During the six months ended June 30, 2008 and 2007, PPL Gas Utilities purchased $3,896 and $1,254 of natural gas from an affiliate, which is reflected in “Natural gas purchases — off-system” on the Statements of Income. PPL Gas Utilities also sold natural gas to this affiliate during the six months ended June 30, 2008 and 2007. These sales totaled $8,186 and $1,504 and are reflected in “Natural gas sales — off-system” on the Statements of Income. At June 30, 2008, PPL Gas Utilities had a net receivable from this affiliate of $1,351 which is reflected in “Accounts receivable from affiliates” on the Balance Sheet. During the six months ended June 30, 2008 and 2007, PPL Gas Utilities used this affiliate as an agent to purchase natural gas and to complete its off-system sales. The fee charged by this affiliate for these services was insignificant for both periods.
PPL Gas Utilities provides natural gas to certain property owners residing on land where mineral rights are owned by an affiliate. Additionally, PPL Gas Utilities pays a fee to the property owners, on behalf of the affiliate, for the mineral rights. PPL Gas Utilities charges the affiliate for the natural gas provided and payments made to the property owners. During the six months ended June 30, 2008 and 2007, PPL Gas Utilities recognized an insignificant amount of revenue associated with the natural gas provided. At June 30, 2008, PPL Gas Utilities had a receivable from this affiliate of $1,023, which is reflected in “Accounts receivable from affiliates” on the Balance Sheet.
At June 30, 2008, PPL Gas Utilities had a $100,000 demand note payable to an affiliate, with $35,832 outstanding. Interest is due quarterly at a rate equal to the 3-month London Interbank Offered Rate (LIBOR) plus 1.50% (4.19% at June 30, 2008). At June 30, 2008, a PPL Gas Utilities subsidiary had a $10,000 demand note payable to an affiliate, with $320 outstanding. Interest is due quarterly at a rate equal to the 3-month LIBOR plus 1.25% (3.94% at June 30, 2008). These notes are shown on the Balance Sheet as “Short-term debt with affiliates.” Interest expense is reflected in “Interest Expense with Affiliates” on the Statements of Income. These notes were subsequently repaid in 2008.
At June 30, 2008, PPL Gas Utilities had a $50,000 note due to an affiliate, with interest due quarterly at a rate equal to 5.75%. This note was scheduled to mature in December 2015. At June 30, 2008, a PPL Gas Utilities subsidiary had a $6,500 note due to an affiliate, with interest due quarterly at a rate equal to the 3-month LIBOR plus 1.40% (4.09% at June 30, 2008). This note was scheduled to mature in December 2009. These notes were prepaid in August 2008. As a result of the prepayment, these notes have been classified as current at June 30, 2008. These notes are shown on the Balance Sheet as “Long-term debt with affiliates.” Interest expense is reflected in “Interest Expense with Affiliates” on the Statements of Income.
Allocation of Corporate Service Costs
Certain affiliates of PPL Gas Utilities provide corporate functions such as financial, legal, human resources and information services. For the six months ended June 30, 2008 and 2007, PPL Gas Utilities was allocated and expensed $5,499 and $4,743 for these services. These costs are primarily included in “Other operation, maintenance and administrative” on the Statements of Income.
Contributions
In August 2008, PPL Gas Utilities received a $120,000 cash capital contribution from PPL.
Distributions
During the six months ended June 30, 2008 and 2007, PPL Gas Utilities paid common stock dividends to PPL of $5,000 and $4,000.